Exhibit 99.1


                         E.DIGITAL CORPORATION FOCUSING
                      CORE BUSINESS ON VIDEO/AUDIO PRODUCTS

             COMPANY PROVIDES UPDATED BUSINESS AND REVENUE GUIDANCE

(SAN DIEGO, CA, OCTOBER 28, 2004) - e.DIGITAL CORPORATION (OTC: EDIG), a leading innovator of proprietary digital technology platforms, today announced it expects to report over $2 million in revenue for the second quarter of fiscal 2005, ended September 30, 2004. The company also announced it has received over $1 million in orders in the first month of its third fiscal quarter ending December 31, 2004 with further orders expected. e.Digital has received over $500,000 in deposits to date on the orders.

"Business from our MicroOS(TM)-based video/audio technology platform is gaining traction," remarked Atul Anandpura, president and chief executive officer of e.Digital. "The outstanding picture and audio quality of our platform combined with its long battery life, ease of use and proprietary hardware encryption has opened the doors to increasing business opportunities from the travel and leisure industry, cable and satellite companies (and the companies who supply them DVR and set-top box hardware), and next-generation kiosk-centered business."

Anandpura stated, "While we have OEM/ODM business opportunities for our music-based audio technology platform, they have become less attractive due to increasingly lower manufacturing and royalty margins associated with these products. In the majority of these opportunities, the OEMs/ODMs determine the timing of manufacturing, quantities, branding, marketing and publicity of these devices, with consumers ultimately deciding the products' outcome."

 "Instead of waiting on OEMs/ODMs and consumer product reaction, we are engaged with, and pursuing, partners and business opportunities where desirable content is offered and easily installed on our proprietary technology platforms for companies/industries and their installed subscriber/customer base," added Anandpura. "Working with partners' management, engineering and marketing resources, we build customized MicroOS-enabled product solutions featuring our latest technology for their branding and distribution. Our relationship with APS (now a wholly owned subsidiary of Wencor), the digEplayer(TM), the airlines and their passengers, is representative of the business in which we are working and actively pursuing. While our proposed MicroOS licensing agreement with a large technology company and the proposed convergent devices for branding by large Asian ODMs/OEMs remain pending, we expect the majority of our revenue in fiscal 2005 (ending March 31, 2005) will be comprised of the higher margins and royalties derived from open and closed system video/audio products."

Commenting on the Eclipse by Fujitsu Ten (EF10) arbitration process, Anandpura said, "The arbitration panel is scheduled to hear our case on March 7, 2005. We remain confident in the facts of our case and believe they will lead to a favorable outcome."

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Concluded Anandpura, "To align our annual meeting of shareholders more traditionally to follow the release of our fiscal year end audited financial statements, we are postponing the meeting until next summer. With no major corporate proposals to vote upon this year, postponing the meeting will also defer the costs associated with the printing and mailing of shareholder meeting materials ($125,000 - $150,000) until next summer.

We expect further business, orders and announcements this quarter; we will also be providing updated business and revenue guidance in mid-November when our Form 10Q for the period ended September 30, 2004 is scheduled to be released."


ABOUT e.DIGITAL CORPORATION: e.Digital Corporation partners with leading, innovative companies, designing and providing manufacturing services for their branded digital video, digital audio and wireless products based on the Company's proprietary MicroOS(TM)-enabled technology platforms. e.Digital specializes in the delivery and management of open and secure digital content through it's Personal Video, Personal Audio, Automotive, and Wireless technology platforms. e.Digital's services include the licensing of the Company's MicroOS(TM), custom software and hardware development, industrial design, and manufacturing services through the Company's manufacturing partners. For more information about e.Digital and its technology platforms, please visit the company website at www.edigital.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE  SECURITIES  LITIGATION  REFORM OF 1995:
All statements made in this document, other than statements of historical fact, are forward-looking statements. Forward-looking statements are based on the then-current expectations, beliefs, assumptions, estimates and forecasts about the businesses of the Company and the industries and markets in which the company operates. Those statements are not guarantees of future performance and involve risks, uncertainties and assumptions that will be difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied by those forward-looking statements. More information about potential factors that could affect the Company can be found in its most recent Form 10-K, Form 10-Q and other reports and statements filed by e.Digital
Corporation with the Securities and Exchange Commission ("SEC"). e.Digital Corporation disclaims any intent or obligation to update those forward-looking statements, except as otherwise specifically stated by it.

CONTACT:
e.DIGITAL CORPORATION: Robert Putnam, (858) 679-1504, rputnam@edigital.com